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EXHIBIT 4.5

                    TERMINATION AGREEMENT AND MUTUAL RELEASE


         TERMINATION AGREEMENT AND MUTUAL RELEASE dated as of 31 May 2000 by and among INRISCO B.V. ("Inrisco"), CHARLES LANGEREIS ("Langereis"), JOUKE V.P.J. BRADA ("Brada"), HENRI B.G. SIJTHOFF ("Sijthoff"), JOLEC TRADING LIMITED ("Jolec"), HUGO HEEREMA ("Heerema"), FOG Investments, Ltd. ("FOG"), EQUATION VENTURES N.V. ("Equation"), LINARES CAPITAL LIMITED ("Linares"), HEYDAEL B.V. ("Heydael"), FEMIA E. VAN WULFFTEN PALTHE ("Palthe"), LEONARD VAN HULST ("Leonard"), NICOLE E.A.M. AARTS ("Aarts"), FIONA N. VAN HULST ("Fiona"), VIEWMONT HOLDINGS LIMITED ("Viewmont"), MOANA LAKE FINANCE CORP. ("Moana"), SORENSEN'S SECURITIES LTD. ("SSL"), HACKEN INVESTMENTS LIMITED ("Hacken") and GLOBAL INFORMATION GROUP USA, INC., a Delaware corporation ("GIG").

                                   BACKGROUND

         A. Inrisco and GIG entered into an agreement dated May 14, 1998 (the "Letter Agreement") whereby Inrisco purchased one hundred (100) shares of GIG, constituting 10% of the issued and outstanding capital stock of GIG.

         B. The Letter Agreement contains clauses affording certain minority shareholder protections to Inrisco and to co-investors and to their respective successors and assigns.

         C. On or about 24 November 1998, Inrisco entered into a transaction whereby it sold, transferred and assigned its entire holding of one hundred
(100) GIG shares, distributed as follows: forty-five (45) GIG shares to Sijthoff, forty-five (45) GIG shares to Langereis and ten (10) GIG shares to Brada (the "Inrisco Sale").

         D. Inrisco and GIG now desire to terminate the Letter Agreement.

         E. Sijthoff, Langereis and Brada concur that the Letter Agreement and the protections therein afforded Inrisco and its successors and assigns have terminated, are of no further force and effect and do not and will not inure to the benefit of Sijthoff, Langereis and/or Brada.

         F. Jolec, Heerema, FOG, Equation, Linares, Palthe, Leonard, Aarts, Fiona, Viewmont, Moana, SSL, Heydael and Hacken also concur that the Letter Agreement and the protections therein, if any, afforded Inrisco, co-investors and their respective successors and assigns have terminated, are of no further force and effect and do not and will not inure to their benefit, individually or collectively.

         NOW, THEREFORE, intending to be legally bound, and in consideration of the Background set forth above, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Termination

                  (a) Inrisco and GIG for themselves, their successors and assigns hereby acknowledge and agree that the Letter Agreement and its terms and conditions thereof, including, without limitation, Clauses 3, 4, 6 and 7, are terminated and have no further force and effect.

                  (b) Sijthoff, Langereis and Brada, for themselves, their heirs, executors, administrators, personal representatives, agents, successors and assigns hereby acknowledge and agree that the protections afforded them under the Letter Agreement, if any, are of no further force and effect, are deemed null and void and may not and will not be invoked by Sijthoff, Langereis or Brada in furtherance of any rights or benefits which may have inured to them thereunder.

                  (c) Jolec, Heerema, FOG, Equation, Linares, Palthe, Leonard, Aarts, Fiona, Viewmont, Moana, SSL, Heydael and Hacken, for themselves and, in the case of individuals their heirs, executors, administrators, personal representatives, successors and assigns and, in the case of entities, their successors and assigns, hereby acknowledge and agree that the protections afforded them under the Letter Agreement, if any, are of no further force and effect, are deemed null and void and may not and will not be invoked by Jolec, Heerema, FOG, Equation, Linares, Palthe, Leonard, Aarts, Fiona, Viewmont, Moana, SSL and/or Hacken in furtherance of any rights or benefits which may have inured to them thereunder.

         2. Mutual Release. Each of the parties hereto for him, her or itself and its, his or her heirs, executors, administrators, personal representatives, successors and assigns hereby releases, remises and forever discharges each other party hereto (and the heirs, executors, administrators, personal representatives, successors, assigns, subsidiaries, shareholders, officers, directors, employees and agents of each other party hereto) from any and all actions, causes of action, claims, demands, rights, suits, accountings, debts, dues, accounts, bonds, covenants, contracts, agreements, duties and obligations of whatsoever kind or nature, known or unknown, whether at law or equity, by reason of any matter or thing whatsoever from the beginning of the world to the date of this agreement relating to or arising from the Letter Agreement and/or any other document or agreement (written or oral) entered into in connection therewith (collectively, "Claims") which any party has, had or may have against any other party hereto. Notwithstanding any provisions of this agreement or to the contrary in the prior sentence, no party hereto is releasing any other party from such party's obligations under this agreement and/or any and all agreements executed in connection herewith, including, without limitation, the Agreement of Stock Exchange, if applicable.

         3. Mutual Indemnification. Each party will hold each other party harmless from and will indemnify each other party for all expenses, costs and reasonable attorney's fees which each may suffer or incur by reason of the breach of any party hereto of the provisions hereof, which shall be construed in accordance with the substantive laws of the State of Delaware without regard to the principles of conflict of laws. Each party hereto consents to the jurisdiction of the Courts of Delaware and to service of process by certified mail, return receipt requested, postage prepaid.

         4. Advice of Counsel. Each party represents that it, he or she, as applicable, has read this Termination Agreement and Mutual Release and has received the advice of counsel with respect thereto.

         5. Miscellaneous. This agreement constitutes the entire agreement of the parties to this agreement with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and thereof. Any changes to this agreement must be in writing and signed by the parties. The provisions of this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, legal representatives and heirs. This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and to this agreement were upon the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Termination Agreement and Mutual Release as of the date first above written.

INRISCO B.V.                                                 GLOBAL INFORMATION GROUP USA, INC.

/s/H.B.G. Sijthoff, Director                                 /s/Anthony E. Mohr, President
----------------------------                                 -----------------------------

/s/Jouke V.P.J. Brada                                        /s/Charles Langereis
---------------------                                        --------------------
JOUKE V.P.J. BRADA                                           CHARLES LANGEREIS


/s/Henri B.G. Sijthoff                                       /s/Hugo Heerema
----------------------                                       ---------------
HENRI B.G. SIJTHOFF                                          HUGO HEEREMA

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
JOLEC TRADING LIMITED                                        FOG INVESTMENTS, LTD.

By:  Intertrust (Curacao) N.V.
                                                             /s/Anthony E. Mohr as power-of-attorney for FOG
/s/Gregory Elias, Managing Director                          Investments Ltd.
------------------------------------                         -----------------------------------------------

VIEWMONT HOLDINGS LIMITED                                    EQUATION VENTURES N.V.

By:  Intertrust (Curacao) N.V.                               By:  Intertrust (Curacao) N.V.

/s/Gregory Elias, Managing Director                          /s/Gregory Elias, Managing Director
-----------------------------------                          -----------------------------------

LINARES CAPITAL LIMITED                                      HEYDAEL B.V.

By:  Intertrust (Curacao) N.V.

/s/Gregory Elias, Managing Director                          By:/s/Hendrik Smit, Director
-----------------------------------                             -------------------------

MOANA LAKE FINANCING CORP.                                   SORENSEN'S SECURITIES LTD.

By:  Intertrust (Curacao) N.V.                               By:  Intertrust (Curacao) N.V.

/s/Gregory Elias, Managing Director                          /s/Gregory Elias, Managing Director
-----------------------------------                          -----------------------------------


HACKEN INVESTMENTS LIMITED

By:/s/Benno P. Hafner, power-of-attorney                     /s/Philip L. van Wijngaarden, power-of-attorney
   -------------------------------------                     -----------------------------------------------
                                                             NICOLE E.A.M. AARTS


/s/Philip L. van Wijngaarden, power-of-attorney              /s/Philip L. van Wijngaarden, power-of-attorney
-----------------------------------------------              -----------------------------------------------
FIONA N. VAN HULST                                           FEMIA E. VAN WULFFTEN PALTHE